Exhibit 99.2

通 商 律 師 事 務 所

Commerce & Finance Law Offices

6F NCI Tower, A12 Jianguomenwai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100022

Tel: (8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837, 65693839

E-mail Add: beijing@tongshang.com  Website: www.tongshang.com.cn

August 15, 2018

111, Inc.

3-4/F, No.295 ZuChongZhi Road,

Pudong New Area

Shanghai, 201203
The People’s Republic of China

Dear Sirs,

We are qualified lawyers of the People’s Republic of China (the “PRC) and are qualified to issue opinions on the PRC Laws, as defined below. For the purpose of this opinion (the “Opinion”), the PRC does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

We have acted as the PRC counsel to 111, Inc. (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (i) the proposed initial public offering (the “Offering”) by the Company of American Depositary Shares (the “ADSs”), representing a certain number of ordinary shares, par value US$ 0.00005 per share, of the Company, in accordance with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended, and (ii) the Company’s proposed listing of the ADSs on the New York Stock Exchange or the Nasdaq Global Market.

In so acting, we have examined the Registration Statement, the originals or copies, certified or otherwise identified to our satisfaction, of documents provided to us by the Company and PRC Group Companies, as defined below, and such other documents, corporate records, certificates issued by PRC governmental authorities and officers of the Company and other instruments as we have deemed necessary or advisable for the purposes of rendering the Opinion (the “Documents”).

In our examination and for purpose of rendering the Opinion, we have assumed without further inquiry, (a) the genuineness of all the signatures, seals and chops, the authenticity of the Documents submitted to us as original and the conformity with authentic original documents submitted to us as copies and the authenticity of such originals; (b) the truthfulness, accuracy and completeness of the Documents, as well as the factual statements contained in the Documents; (c) that the Documents provided to us remain in full force and effect up to the date of the Opinion and that none of the Documents has been revoked, amended, varied or supplemented except as otherwise indicated in such documents; (d) that information provided to us by the Company and PRC Group Companies, as defined below, in response to our enquiries for the purpose of the Opinion is true, accurate, complete and not misleading, and that the Company and PRC Group Companies have not withheld anything that, if disclosed to us, would reasonably cause us to alter this Opinion in whole or in part; (e) that all Governmental Authorizations, as defined below, and other official statement or documentation are obtained by lawful means in due course; (f) that each of the parties other than PRC Group Companies is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation (as the case may be); (g) that all parties other than the PRC Group Companies have the requisite power and authority to enter into, execute, deliver and perform all the Documents to which they are parties and have duly executed, delivered, performed, and will duly perform their obligations under all the Documents to which they are parties; and (h) that all documents submitted to us are legal, valid, binding and enforceable under all such laws as govern or relate to them other than PRC Laws.

For the purpose of rendering the Opinion, where important facts were not independently established to us, we have relied upon certificates issued by Governmental Authorities and representatives of the Company and PRC Group Companies with proper authority and upon representations, made in or pursuant to the Documents.

The following terms are used in the Opinion are defined as follows:

“CSRC” means the China Securities Regulatory Commission;

“Governmental Authorities” means any national, provincial or local court, governmental agency or body, stock exchange authorities or any other regulator in the PRC;

“Governmental Authorizations” means licenses, consents, authorizations, sanctions, permissions, declarations, approvals, orders, registrations, clearances, annual inspections, waivers, qualifications, certificates and permits from, and the reports to and filings with, Governmental Authorities pursuant to any applicable PRC Laws;

“M&A Rules” means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated jointly by the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the CSRC, and the State Administration of Foreign Exchange on August 8, 2006, which became effective on September 8, 2006 and were amended on June 22, 2009;

“Variable Interest Entities” means Guangdong Yihao Pharmacy Co., Ltd., Guangdong Yihao Pharmaceutical Chain Co., Ltd., Shanghai Yaowang E-Commerce Co., Ltd., Chengdu Yihao Pharmacy Co., Ltd., Anshun Southwest Internet Hospital Co., Ltd., and Anshun Joint Diagnosis and Treatment Technology Co., Ltd.;

“PRC Group Companies” means the Variable Interest Entities and PRC Subsidiaries collectively;

“PRC Laws” means any and all officially published laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof;

“PRC Subsidiaries” means Yao Fang Information Technology (Shanghai) Co., Ltd. and Wuhan Central China Drug Trading Co., Ltd;

“Prospectus” means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement;

“VIE Agreements” means the agreements described under the caption “Contractual Arrangements with Our Variable Interest Entities” in the section “Corporate History and Structure” in the Registration Statement;

“Yao Fang” means Yao Fang Information Technology (Shanghai) Co., Ltd..

Based on the foregoing and subject to the disclosures contained in the Registration Statement and the qualifications set out below, we are of the opinion that:

1.                         The ownership structure of the PRC Group Companies as set forth in the Prospectus does not, and immediately after giving effect to the Offering, will not, result in any violation of the PRC Laws.

2.                         Each of the VIE Agreements is, and taken as a whole are, valid and binding and enforceable in accordance with its terms under PRC Laws, and do not result in any violation of PRC Laws.

3.                         The M&A Rules purport, among other things, to require offshore special purpose vehicles, or SPVs, formed for overseas listing purposes through acquisitions of PRC domestic enterprises and controlled by PRC enterprises or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. Based on our understanding of the PRC Laws, the approval from the CSRC is not required in the context of the Offering and the Company’s proposed listing of the ADSs on the New York Stock Exchange or the Nasdaq Global Market, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings under the Prospectus are subject to the M&A Rules; (ii) Yao Fang were established by mean of direct investment rather than by merger with or acquisition of PRC domestic companies as defined under the M&A Rules ; and (iii) no provision in the M&A Rules clearly classifies the contractual arrangements among Yao Fang, the Variable Interest Entities and their shareholders as a type of transaction subject to the M&A Rules.

4.                         The statements set forth under the caption “Taxation” in the Registration Statement insofar as they constitute statements of PRC tax law, are accurate in all material respects.

The Opinion is subject to the following qualifications:

(a)                       The Opinion is rendered only with respect to the PRC Laws and we express no opinion as to the laws and regulations of any other jurisdiction.

(b)                       The Opinion relates only to the PRC Laws in effect on the date hereof and there is no guarantee that any of such PRC Laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or revoked in the immediate future or in the longer term with or without retroactive effect.

(c)                        The Opinion is subject to the discretion of any competent Governmental Authorities in exercising their authority in the PRC in connection with the interpretation, implementation and application of relevant PRC Laws.

(d)                       We have not verified, and express no opinion on, the truthfulness, accuracy and completeness of all factual statements expressly made in the Documents.

(e)                        The Opinion is intended to be used in the context which is specifically referred to herein, and each paragraph should be looked at as a whole regarding the same subject matter and no part should be extracted for interpretation separately from the Opinion.

(f)                         The Opinion is, in so far as it relates to the validity, effectiveness and enforceability, subject to (i) any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally; (ii) possible judicial or administrative actions or any laws affecting creditors’ rights generally; (iii) certain legal or statutory principles affecting the enforceability of contractual rights generally under concepts of public interest, state interest, national security, reasonableness, good faith and fair dealing, and applicable statutes of limitation; (iv) any circumstance in connection with formulation, execution or implementation of any legal documents that would be deemed materially mistaken, clearly unconscionable, unlawful, fraudulent, coercionary at the conclusions thereof; and (v) judicial discretion with respect to the availability of indemnifications, remedies or defenses, the calculation of damages, the entitlement to attorney’s fees and other costs, the waiver of immunity from jurisdiction of any court or from legal process.

The Opinion is rendered to you for the purpose hereof only, and save as provided herein, the Opinion shall not be quoted nor shall a copy be given to any person (apart from the addressee) without our express prior written consent except where such disclosure is required to be made by applicable laws or is requested by the SEC or any other regulatory agencies.

We hereby consent to the use of the Opinion in, and the filing hereof as an exhibit to the Registration Statement and further consent to the reference of our name under the sections of Registration Statement entitled “Risk Factors”, “Enforceability of Civil Liabilities”, “Corporate History and Structure” and “Legal Matters” included in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of the person whose consent is required under Section 7 of U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

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Yours sincerely,

/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices